                                                                       EX-99.9.b

Final Execution Version                                           Delaware Funds

                        SECURITIES LENDING AUTHORIZATION

     This Agreement (this "Agreement") made as of the 20th day of July, 2007, by and  between  each  investment  company  listed on  Schedule 1  attached  hereto
(referred  to herein,  individually,  as a "Client"  and,  collectively,  as the
"Clients")  on behalf  of one or more of its  series  funds  listed  below  such
investment   company  on  Schedule  1  attached  hereto   (referred  to  herein,
individually,  as a "Fund" and, collectively,  as the "Funds"), and MELLON BANK,
N.A. (referred to herein as the "Lending Agent").  As a matter of administrative convenience, this Agreement is entered into by and between the Lending Agent and multiple Clients, each on behalf of their respective Funds.  Nevertheless,  this
Agreement  shall be construed to  constitute a separate  Agreement  between each
Client on behalf of its Funds and the Lending Agent.

                                   WITNESSETH:

     WHEREAS,  the Lending Agent holds  certain  securities on behalf of each of the Funds of each Client as custodian; and

     WHEREAS,  each Client  desires to authorize the Lending Agent to establish, manage and  administer  a  Securities  Lending  Program in  accordance  with the provisions  hereof (the "Program") with respect to the lendable  securities held by its Funds; and

     WHEREAS,  the Lending Agent is willing to lend securities from time to time on behalf of the Funds; and

     WHEREAS, having determined that such loan transactions are suitable for its
Funds and that its Funds have the  financial  resources  for such  transactions, each  Client  has  authorized  the  Lending  Agent to  engage  in  lending  such securities, subject to the terms and conditions hereinafter set forth;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants herein contained,  and intending to be legally bound hereby,  the parties hereto agree as follows:

     1. Appointment of Lending Agent.  Each Client hereby authorizes the Lending
Agent, as agent for its Funds, to lend US Securities and Foreign Securities,  if any, (as  hereinafter  defined)  held by the Lending  Agent as custodian for its
Funds to such  borrowers as may be selected by the Lending Agent for the Program
(each a "Borrower") on a fully disclosed basis. Each Client hereby  acknowledges that it is independent of the Lending Agent and that it has authority to execute this  Agreement  with the Lending Agent on behalf of its Funds.  Each Client and the Lending  Agent may mutually  agree to add or delete one or more series funds covered by this  Agreement  by  amending  Schedule 1 attached  hereto in writing signed by such Client and the Lending Agent.

The Lending Agent shall from time to time provide each Client with a list of the
Borrowers in the Program but in no event less than ten (10) days prior to making any loan of its Funds' securities to any Borrower not previously disclosed. Each
Client may,  with  written  notice to the Lending  Agent,  restrict  one or more
Borrowers from borrowing  securities  from its

Funds.  Exhibit A attached  hereto lists the  Borrowers in the Program as of the date hereof.  For purposes hereof and unless otherwise  specified by the Lending
Agent,  (i) "U.S  Securities"  shall  mean  securities  which  are  cleared  and principally  settled in the United States;  and (ii) "Foreign  Securities" shall mean securities which are cleared and principally  settled outside of the United
States.

     2. Requirements of Client. If required to prevent self-dealing or any other transaction  prohibited  by law,  rule or  regulation,  each  Client  agrees  to identify for the Lending Agent those persons who exercise investment  discretion or render  investment  advice  with  respect to assets held in its Funds who (or whose  affiliates) are Borrowers  under the Program.  Each Client also agrees to notify the  Lending  Agent  promptly in writing of all future  appointments  and terminations regarding such persons.

     3.  Conduct of Program.  The Lending  Agent shall have  responsibility  for negotiating the terms of each loan and, for collecting all required  collateral, whether in the form of U.S. Dollar cash,  securities issued or guaranteed by the
United States  Government or its agencies or  instrumentalities,  or other forms approved by each Client for use as collateral  (the  "Collateral")  on behalf of its Funds. Subject to the provisions of this Agreement,  the Lending Agent shall have  authority to do or cause to be done all acts by and on behalf of each Fund as it shall in good faith determine to be desirable, necessary or appropriate to implement and  administer  the Program  contemplated  hereby.  The Lending Agent covenants  and  agrees  that it  shall  undertake  periodic  credit  reviews  of borrowers and establish credit limits applicable  thereto in accordance with its established  credit  policies and procedures and otherwise  consistent with safe and sound banking practices.

Without  limiting the generality of any other  provision  hereof,  in connection with the  administration  of the Program and in order to facilitate the approval of loan  transactions  by and on behalf of each  Borrower,  the Lending Agent is specifically  authorized  to disclose  to each  Borrower,  the  identity of each
Client and its Funds as well as certain other information  specific to its Funds including, without limitation, business address, U.S. Tax Identification Number, aggregate lendable assets,  capitalization,  total assets of its Funds held with the Lending Agent and/or net asset value. Any disclosure by the Lending Agent of a  Client-  or its  Funds-specific  information  of the  type  specified  in the preceding  sentence other than the identity of such Client and/or such Funds and information  relating to a specific loan  transaction or series of  transactions shall be made by the Lending Agent subject to the  confidentiality  agreement of the  Borrower  receiving  such  information  in such form and  substance  as the
Lending Agent shall determine to be appropriate and as otherwise consistent with industry practice and applicable law.

Each loan of a Fund's  securities shall be made pursuant to a written  agreement between the Lending  Agent (or an  affiliate),  as agent for each Client and its
Funds,  and the  Borrower  (each a "Borrower  Agreement"  and  collectively  the
"Borrower Agreements"). Attached hereto as Attachment 1 is a current master form of Borrower  Agreement used by the Lending Agent (and its affiliates)  primarily in connection with loans of U.S.  Securities to Borrowers resident in the United
States (the "Domestic  Securities Loan  Agreement").  In addition,  each loan of
Foreign Securities, if any, to Borrowers resident within the United States shall be made pursuant to a Borrower  Agreement which is  substantially in the form of the standard ISLA Overseas  Securities  Lender's  (Agency)  Agreement (the "OSLA

Agreement"),  as  amended  from time to time,  the  current  version of which is attached  hereto  as  Attachment  2,  and each  loan of  Foreign  Securities  to
Borrowers  resident  outside of the United  States  shall be made  pursuant to a
Borrower  Agreement  which is  substantially  in the form of the standard Global
Master Securities Lending Agreement (the "GMSLA"), as amended from time to time, the current  version of which is attached  hereto as  Attachment  3. The Lending
Agent  shall  not  amend or  modify  its  current  master  form of any  Borrower
Agreement  (as  attached  hereto) in any manner which is  inconsistent  with the provisions of this Agreement  without the prior written  consent of the affected
Client.  Notwithstanding the foregoing, each Client acknowledges and agrees that the non-material  provisions of the Lending Agent's  agreement with any Borrower may differ  from the  Lending  Agent's  then  current  master  form of  Borrower
Agreement (as attached hereto) as a result of the customary  negotiation process between the Lending Agent and the Borrowers.

This  Agreement  shall be deemed to create a  separate  agreement  for each Fund comprising  a series of a  multi-series  investment  company as though each such
Fund had separately executed an identical agreement.  Any reference to a Fund in this Agreement  shall be deemed to refer solely and  exclusively to a particular
Fund to which a given lending  transaction  under this  Agreement  relates.  The rights and  obligations of each Fund pursuant  hereto or in connection  with any transaction  hereunder,  are independent of, and separate and distinct from, the rights  and  obligations  of each and every  other  Fund  pursuant  hereto or in connection  with any transaction  hereunder.  Under no  circumstances  shall the rights,  obligations or remedies with respect to a particular  Fund constitute a right,  obligation or remedy  applicable to any other Fund. In  particular,  and without limiting the generality of the foregoing, the parties hereto agree that:
(a) any event of  default  regarding  any  particular  Fund shall not create any right or  obligation  with  respect to any other  Fund;  (b) neither the Lending
Agent nor any Borrower  shall have any right to set off any claims of or against a particular  Fund by applying  property or rights of any other Fund; and (c) no
Fund shall have claims to, or the right to set off  against,  assets or property held by a Borrower on account of any other Fund.

     4. Collateral.  Concurrently  with the delivery of a Fund's securities to a
Borrower,  the Lending  Agent shall obtain from such  Borrower  Collateral in an amount equal, as of such date, to the Required Percentage of the market value of such Fund's securities loaned to such Borrower,  including any accrued interest.
For purposes hereof,  "Required  Percentage" shall mean (i) 102% with respect to
U.S.  Securities;  (ii) 105% with respect to Foreign  Securities;  except in the case of loans of Foreign  Securities  which are  denominated  and  payable in US
Dollars,  in which event the "Required  Percentage" shall be 102% and (iii) such other  percentage(s)  as may be otherwise  mutually  agreed from time to time by
Addendum to this Agreement.

     5.  Marking  to  Market.  The  Collateral  shall be marked  to market  each
Business  Day. If, at the close of trading on any Business Day, the Market Value of the  Collateral  previously  delivered by the Borrower and held in connection with loans of a Fund's  securities  is less than the Minimum  Percentage  of the market  value of such loaned  securities  as of such  Business  Day, the Lending
Agent shall demand that the Borrower deliver an amount of additional  Collateral by the close of the next  Business Day  sufficient  to cause the Market Value of all Collateral delivered in connection with such loan to equal not less than the Required Percentage of the Market Value of such loaned securities, including accrued interest. For purposes of this Agreement, (i) the term "Market Value" of cash  Collateral  means  the value of any cash  Collateral  or  additional  cash
Collateral  as of the time of  receipt  thereof  by the  Lending  Agent from the
Borrower,  unadjusted  for any  subsequent  increases or decreases in value as a result of any  investment  thereof by the  Lending  Agent  pursuant to Section 6 below;  (ii)  the  term  "Minimum  Percentage"  shall  mean  100% or such  other percentage(s) as may be otherwise  mutually agreed from time to time by Addendum to this  Agreement;  and (iii) the term  "Business Day" shall mean any day other than a Saturday,  Sunday,  public holiday under the laws of the Lending  Agent's principal place of business or other day on which Lending Agent is authorized or obligated to close in such place and shall mean,  with reference to any security
(or the transfer of any security or collateral in respect thereof ) hereunder, a
Business Day on which regular settlement occurs in the principal market for such security.

     6.  Collateral  Investment.  (a) The Lending Agent is hereby  authorized to invest and  reinvest,  on behalf of each Fund,  any and all cash  Collateral  in accordance with the provisions hereof.  Cash Collateral  received by the Lending
Agent on behalf of a Fund shall be invested by the Lending  Agent in one or more collective investment vehicles created and maintained by the Lending Agent or an
affiliate  (each  a  "Collective  Investment  Vehicle").   The  assets  of  such
Collective  Investment  Vehicle  shall be invested and  reinvested in accordance with  the  investment  guidelines  established  for such  collective  investment vehicle  a copy of which  guidelines  are  attached  hereto  as  Exhibit  B (the
"Investment  Guidelines") and which may be revised or substituted by the Lending
Agent from time to time upon not less than thirty (30) days prior  notice to the affected  Client of any such  revision  or  substitution.  In the event that the amount of earnings on invested cash Collateral is insufficient to pay the entire rebate or other amount payable to a Borrower  under any loan of securities  and, therefore,  results in negative  earnings,  the amount of such negative earnings shall  be paid by the  Fund for  whose  account  such  Collateral  is held  (the
"Affected  Fund") and the Lending Agent,  on a monthly basis, in accordance with and in the  same  proportion  as their  respective  percentage  entitlements  to earnings as set forth in Exhibit C hereto.  In  addition,  in the event that the amount of earnings on invested cash Collateral is insufficient to pay the entire rebate  or  other  amount  payable  to a  Borrower  in  respect  of any  loan of securities and, therefore,  results in negative earnings, unless remedied by the
Lending Agent as soon as practicable under the circumstances,  the Lending Agent shall notify the affected  Client of the  continuance of such occurrence as soon as reasonably  practicable under the prevailing  circumstances.  Notwithstanding any other provision hereof,  each Client acknowledges and agrees that any losses of principal from investing and  reinvesting  cash Collateral in accordance with the  provisions  hereof  (collectively,  "Principal  Losses")  shall  be at  the
Affected  Fund's risk and for the Affected  Fund's  account.  If at any time the
Collateral is  insufficient  to satisfy the obligation to return the full amount owed to the  Borrower,  the Affected Fund shall be solely  responsible  for such shortfall  except  to the  extent  that  any  such  shortfall  results  from the negligence or bad faith of the Lending Agent.  In the event the Lending Agent is unable to obtain such Affected  Fund's share of negative  earnings or shortfalls
from  losses  of  principal  from  revenues  derived  from  securities   lending
activities,  each  Client  hereby  agrees  to  cause  such  amounts  to be  paid immediately upon receipt of the Lending Agent's  statement;  provided,  however, that if such amounts are not paid by the affected Client or otherwise  contested by the affected  Client in good faith by written  notice  thereof to the Lending
Agent,  the Lending Agent is hereby  authorized to

obtain such  amounts  directly  from the account of the  Affected  Fund,  to the extent not otherwise  prohibited by applicable  law. In order to facilitate  the investment of cash Collateral on behalf of its Funds,  each Client shall, at the request of the Lending Agent, execute on behalf of each of its Funds and deliver to the Lending Agent, a  Subscription  Agreement in the form attached  hereto as
Exhibit D or such other form as may be prescribed by the  applicable  investment fund from time to time.

          (b) All Collateral, investments thereof, and proceeds received or held by the  Lending  Agent on behalf of a Fund  shall be held in an  account of such
Fund and shall be  segregated on the books and records of the Lending Agent from all similar property of the Lending Agent or held by the Lending Agent for other clients,  funds or third parties. The Lending Agent shall obtain and maintain at all times a first-priority  perfected security interest in and to all Collateral received and held for the account of any Fund and all such  Collateral  shall be held by the Lending Agent for the benefit of each Fund in the United States. The
Lending Agent shall not re-lend,  hypothecate,  or otherwise  grant to any third party a security  interest in any  Collateral  held by the Lending Agent for the account of any Fund.

          (c) In the event  that the  expenses  incurred  and paid by and from a
Collective  Investment  Vehicle  shall at any time exceed an  annualized  amount equal to .05% of the total assets of such Collective  Investment Vehicle at such time, the Lending Agent and each Client,  on behalf of each of its Funds,  shall adjust the  allocation of Net Securities  Lending  Revenues to which each of its
Funds is entitled  pursuant to Section 12 to such extent as may be  necessary to cause each of its Funds to receive such amount as it would have received had the expenses  incurred and paid by and from such  Collective  Investment  Vehicle at such time been in an annualized amount equal to .05% of the total assets of such
Collective Investment Vehicle at such time.

     7. Allocation of Lending  Opportunities.  Each Client acknowledges that the
Lending  Agent has been  appointed  Lending  Agent by other clients on behalf of
other  funds  and  that  the  Lending  Agent  will  allocate   securities   loan
opportunities  among its  securities  lending  clients,  including such Client's
Funds,  by such  reasonable  and  equitable  methods as the Lending  Agent deems appropriate.  While the Lending Agent will make  reasonable  efforts to lend the
Funds' securities,  nothing in this Agreement shall be deemed to impose upon the
Lending Agent any obligation, in the event it makes a loan of another securities lending client's securities, to make a loan of any Fund's securities, whether or not such loan  could  have  been made in  accordance  with this  Agreement,  and whether  or not the  Lending  Agent has made  fewer or more  loans for any other securities  lending  client  than  for any  Fund.  The  Lending  Agent  does not represent or warrant that any amount or percentage of any Fund's securities will in fact be loaned to a Borrower.

     8. Rights of Borrower in Respect of the Securities.  (a) Until such time as a loan of  securities  is  terminated  and such  securities  are returned to the
Lending  Agent,  a  Borrower  shall  have  all  incidents  of  ownership  of the securities  loaned,  including,  but not limited  to, the right to transfer  the securities to others; provided,  however, that Borrower will be obligated to the
Lending Agent with respect to amounts equivalent to all dividends,  interest and distributions pertaining to the securities.  Each Client hereby waives the right to

vote any voting  securities  loaned to a Borrower or participate in any dividend reinvestment program during the term of any such loan.

          (b) The Lending Agent shall collect for, and credit to, the account of a Fund from which any loan of  securities  is made,  amounts  equivalent  to all interest, dividends or other cash distributions paid with respect to such loaned securities ("In Lieu of Distributions"),  subject to any applicable  withholding taxes,  transfer taxes and other  necessary  costs. In the event that a Borrower fails to deliver  any In Lieu of  Distributions  in  respect  to any  securities loaned  or  fails  to  deliver  any  non-cash  distribution  in  respect  to any securities loaned then:

               (i) the Lending  Agent shall credit to the account of a Fund from which any loan of  securities  is made,  on payable  date,  even if not actually collected  by the  Lending  Agent,  amounts  equivalent  to all  such In Lieu of
Distributions  that such Fund would have received had the securities not been on loan over the record date,  subject to any  applicable  withholding  taxes,  and other necessary costs;

               (ii) unless  otherwise  requested by the applicable  Client,  the
Lending Agent shall add any non-cash distribution in the nature of a stock split or  a  stock  dividend  to  the  existing  securities  on  loan  to  which  such distribution relates as of the payable date;

               (iii) the Lending Agent shall record any non-cash distribution in the  nature of a warrant  or right to  purchase  shares  made  with  respect  to securities  on loan as a new loan made on behalf of the  applicable  Fund to the
Borrower  as  of  the  date  of  receipt  by  the  Borrower  of  such   non-cash
distribution,  provided,  however,  that the  applicable  Client  may direct the
Lending Agent to cause the Borrower to deliver such non-cash distribution to the
Lending Agent for the applicable Fund's account, in which case the Lending Agent shall  credit such  non-cash  distribution  to such  Fund's  account as and when received; and

               (iv) each Client,  on behalf of its Funds,  acknowledges that the tax treatment of In-Lieu-of  Distributions  may differ from the tax treatment of the interest or dividend to which such payment relates and that such Client,  on behalf of its Funds,  has made its own  determination as to the tax treatment of any securities loan transaction undertaken pursuant to this Agreement and of any dividends, distributions, remuneration or other funds received hereunder.

     9.  Remedies for Failure to Deliver  Securities.  (a) In the event that any loan made pursuant to this Agreement is terminated and the loaned securities, or any portion  thereof,  shall not have been  returned to the  affected  Fund from which  such  loan of  securities  is made  for any  reason  (including,  without limitation,  the  insolvency  or  bankruptcy  of the  Borrower)  within the time specified by the applicable securities loan agreement, the Lending Agent, at its expense  and  subject  to (b)  below  shall  (i)  promptly  replace  the  loaned securities, or any portion thereof, not so returned with other securities of the same issuer, class, and denomination and with the same dividend rights and other economic  benefits as such securities  possessed at the close of business on the date as of which the loaned securities should have been returned,  or (ii) if it is unable to purchase such  securities  on the open market,  credit the Affected
Fund with the market value of such  unreturned  loaned  securities,  such market value to be determined as of the date on which the loaned securities should have been returned. Until such time as the actions in clauses (i) or (ii)
have been  consummated,  any  dividends  or interest  which have  accrued on the loaned securities,  whether or not received from the Borrower, shall be credited by the Lending Agent to the Affected Fund in accordance with Section 8 hereof.

          (b) Each Client and its Funds shall have, as to their Collateral,  all of the rights and remedies of a secured party under applicable law. In the event that the Lending  Agent should be required to make any payment or incur any loss or expense in connection with any securities  loaned pursuant to (a) above or in respect of the payment of any buy-in  costs  pursuant  to Section 11 below,  the
Lending Agent shall,  to the extent of any such payment  and/or loss or expense, be subrogated  and succeed to all such rights and remedies of such Client and/or its Funds against the Borrower  under the applicable  securities  loan agreement and to the collateral  securing the Borrower's  obligations to the Lending Agent under such securities loan agreement. If for any reason the Lending Agent cannot assert any such rights and remedies  against the Borrower  and/or its successors and assigns in its own right, such Client and/or its Funds shall, at the expense of the Lending Agent,  file and prosecute such  complaints and lawsuits and take such action as the Lending Agent may reasonably  request in connection  with the recovery of any such deficiency and shall  otherwise  cooperate with the Lending
Agent in any such litigation.

          (c) In the event of a failure  of a pending  sale of  securities  by a
Fund to a third-party  buyer  resulting from failure or refusal of a Borrower to return loaned securities,  or any portion thereof,  to such Fund from which such loan of securities  is made for any reason as and when required  pursuant to the applicable  Borrower  Agreement,  the  Lending  Agent shall be  responsible  for collecting  from such  non-performing  Borrower any direct costs incurred by the affected  Client  or such  Fund to its  buyer  as a  result  of such  settlement failure,  including without limitation,  all buy-in costs for which the affected
Client or such Fund might otherwise be responsible,  but not including indirect, special,  punitive or consequential damages. For purposes hereof, "buy-in costs"
shall mean the cost of the  security  purchased  in the market by the buyer as a result of the affected  Client's failure to deliver such security  together with all commissions incurred in connection with such buy-in.

     10.  Lending  Limitations.  Notwithstanding  any  other  provision  of this
Agreement, each Client and the Lending Agent agree as follows:

          (a)  The  aggregate  market  value  of  a  Fund's  loaned   securities
outstanding  at any one time  shall not  exceed an amount  equal to twenty  five
(25%)  percent  (or such other  percentage  as such  Client  may  specify to the
Lending Agent in writing from time to time) of such Fund's total assets.

          (b) The market  value of a Fund's  securities  which are loaned to any one  Borrower  shall not at any time  exceed  an amount  equal to five (5%)
     percent (or such other percentage as such Client may specify to the Lending
     Agent in writing from time to time) of such Fund's total assets.

          (c) Each Client shall  advise the Lending  Agent,  in writing,  and at such  intervals as such Client shall deem  appropriate,  of the dollar amount of each Fund's total assets and the dollar  amounts  which can be lent on behalf of such Fund  pursuant to Sections

10(a) and 10(b) during the period to which such notice  pertains  (the  "Lending
Limitations").   Subject  to  receipt  by  the  Lending  Agent  of  the  Lending
Limitations  to be provided by such Client  pursuant to the preceding  sentence, the  Lending  Agent  shall  have the  responsibility  to  ensure  the  Program's compliance  with  Sections  10(a)  and  10(b),  except  to the  extent  that any non-compliance  results  from a change in the  applicable  Lending  Limitations, provided, however, that in the event that the Lending Limitations as of any date
(or other period specified by such Client) are less than the Lending Limitations in effect  during the  immediately  preceding  period,  the Lending  Agent shall promptly  take such actions as may  reasonably  be necessary or  appropriate  to cause the Program to comply with such revised Lending Limitations.

     11. Standard of Care; Indemnification.  The Lending Agent shall perform its obligations under this Agreement with the care, skill,  prudence,  and diligence which,  under the  circumstances  then prevailing,  a prudent person acting in a like  capacity  and familiar  with such  matters  would use in the conduct of an enterprise of a like character and with like aim.

Except as  specifically  provided in Section 9, the  Lending  Agent shall not be liable with respect to any losses  incurred by any Fund in  connection  with the
Program,  except to the extent that such losses result from the Lending  Agent's negligence,  bad  faith  or  willful  misconduct  in its  administration  of the
Program.  Notwithstanding  any  other  provision  of this  Agreement,  under  no circumstances shall the Lending Agent be liable for any indirect, consequential, or special damages with respect to its role as Lending Agent.

The Lending  Agent hereby  indemnifies  and agrees to defend,  and hold and save harmless  each Client and its Funds from and  against  (i) any and all,  claims, actions, demands, lawsuits, losses and damages of any kind whatsoever arising or resulting from the  negligence,  bad faith or willful  misconduct of the Lending
Agent in its  administration  of the Program or the failure of the Lending Agent to comply  with the  provisions  of this  Agreement  including,  the  Investment
Guidelines; and (ii) all buy-in costs, as defined in Section 9(c), to the extent not recovered by the Lending Agent from the applicable  Borrower for the account of the Affected Fund.

Each  Client on behalf of each of its Funds  hereby  indemnifies  and  agrees to defend,  hold and save  harmless  the  Lending  Agent  from any and all  claims, actions,  demands or lawsuits of any kind  whatsoever  arising in any way out of the performance of the Lending  Agent's duties under this  Agreement,  except to the extent  caused by the  negligence,  bad faith or willful  misconduct  of the
Lending Agent in its administration of the Program.

     12.  Compensation to the Lending Agent. In consideration for the securities lending  services to be provided by the  Lending  Agent  hereunder,  the Lending
Agent  shall be  entitled  to  compensation  as set forth in  Exhibit C attached hereto, as amended from time to time upon agreement of the parties.  The Lending
Agent is hereby  authorized  to charge such fees  against and collect  such fees from the revenues derived from the securities lending activities.  The fees paid to the Lending Agent hereunder are solely in consideration of securities lending services  rendered by the Lending Agent and are in addition to any other fees or compensation  to which the Lending  Agent may be entitled for services  rendered for a Client or any of its Funds under other agreements.

     13.  Assignability.  The  parties  hereto  will not assign  this  Agreement without first  obtaining the written  consent of the other party or parties,  as the case may be, provided,  however,  that a Fund merger or reorganization  that does not result in a change in such Fund's investment adviser and where the fund surviving from such merger or reorganization  assumes the duties and obligations of such Fund under this Agreement shall not require the Lending Agent's consent;
provided further, however, the Lending Agent may assign all or a portion of this
Agreement to any entity which  directly or indirectly  is  controlled  by, or is under common control with, the Lending Agent. Any entity, which shall by merger, consolidation,  purchase  or  otherwise  succeed  to  substantially  all  of the securities  lending business of the Lending Agent,  shall,  upon such succession and  without  any  appointment  or other  action by the  Clients,  be and become successor  Lending  Agent  hereunder  upon  notification  to the  Clients.  This
Agreement  will be binding  upon,  and inure to the benefit  of, the  respective
successors  or  permitted   assigns  of  the  Lending  Agent  and  the  Clients.
Notwithstanding  the foregoing,  it is hereby  acknowledged  and agreed that the
Lending  Agent may utilize the  services  of ABN AMRO Mellon  Global  Securities
Services B.V., or one or more of its affiliates  including,  without limitation,
Mellon Trust of New England, National Association,  as sub-agent, for the Funds, to perform  all or any  portion of the  services  to be  provided by the Lending
Agent pursuant hereto;  provided,  however, that the use of such sub-agent shall not  limit  the  liability  of the  Lending  Agent  for the  performance  of its obligations  hereunder,  and the Lending Agent shall be responsible for the acts and  omissions  of such  sub-agent  to the same  extent as  though  such acts or omissions  were (and such acts or  omissions  shall be deemed to be) the acts or omissions of the Lending Agent.

     14.  Amendment  and  Termination.  (a)  Each  Client  may,  in its sole and absolute  discretion,  direct the Lending Agent in writing to terminate any loan of any of its Funds'  securities at any time and for any reason,  in which event the Lending  Agent  shall,  promptly  upon  receipt of notice  thereof from such
Client,  take all steps  necessary to cause the termination of such Loan and the return of the loaned  securities  to the account of the affected Fund from which such loan was made within the standard settlement period for such securities.

          (b) Following the first anniversary of this Agreement,  this Agreement may be  terminated  at any time at the option of either the Lending Agent or any
Client with  respect to its Funds upon sixty (60) days prior  written  notice to the other party.  In the event that this  Agreement is  terminated,  the Lending
Agent shall not make any further  securities loans on behalf of any of the Funds with  respect to which it has given or received,  as the case may be,  notice of such termination and shall promptly take all reasonable actions to terminate all securities  loans then outstanding for any of the Funds with respect to which it has given or received, as the case may be.

In the  event of a dispute  following  the  expiration  or  termination  of this
Agreement,  all relevant  provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

          (c) Each Client  acknowledges  that certain events,  including but not limited to termination of any loan or loans in accordance with (a) above or such
Client's  termination of

participation  in the Program,  certain  changes to the  composition of a Fund's lendable securities,  extraordinary  changes in applicable interest rates or the bankruptcy or insolvency of any issuer of a security may result in a loss to its
Funds. The obligations and the rights of each Client,  its Funds and the Lending
Agent under this Agreement with respect to any  outstanding  loans shall survive and continue  despite any termination of this Agreement until fully performed or satisfied.

          (d) This  Agreement  may not be amended or modified  except by written agreement duly executed by or on behalf of the parties hereto.

     15. Accounting for Cash Collateral Investment Vehicles.  While the vehicles maintained  by the Lending  Agent or its  affiliate  for the  investment of cash collateral  are  currently  accounted for based upon a $1.00 net asset value per unit, there is no guarantee that such accounting  treatment shall continue since the vehicles governing instruments permit a change to account for fund assets on a marked to market  basis,  or that even if a $1.00 net asset value is utilized, that  there  will not be  differences  from time to time  between  $1.00 and the underlying fair market value of the net assets attributable to such unit.

     16.  Notices.  Any  notice,  request,  demand  or  other  communication  in connection  with this Agreement  shall be deemed to have been given or made when
received  by  the  party  to  whom   directed.   All  such   notices  and  other
communications shall be in writing unless otherwise provided herein and shall be directed, if to the Lending Agent to:

          Mellon Bank, N.A.
          Mellon Client Service Center
          500 Ross Street, Suite 850
          Pittsburgh Pennsylvania, 15262
          Attention: Global Securities Lending Contract Administration Unit

and if to a Client to:

          the address set forth on Schedule 1 for such Client.

     With a copy to:

          Delaware Investments
          2005 Market Street
          Philadelphia, PA  19103
          Attention:  General Counsel

or otherwise in accordance with the latest unrevoked  written direction from any party to the other party hereto.

     17. Representations. Each Client and the Lending Agent hereby represent and warrant to the other (i) that it has full authority to enter into this Agreement upon the  terms  and  conditions  hereof;  (ii) all such  action  has been  duly authorized  by all  necessary  proceedings  on its  part;  and  (iii)  that  the individual executing this Agreement on its behalf has the requisite authority to bind it to this Agreement. Each Client further represents and

                                       10

warrants  that each of its Funds may  legally  enter into the  securities  loans contemplated  by this  Agreement,  that it will have the legal right to transfer the lendable  securities in connection with such loans, and that such loans will create legal, valid and binding  obligations  enforceable against the applicable
Fund in accordance with their terms.

--------------------------------------------------------------------------------
                     CUSTOMER IDENTIFICATION PROGRAM NOTICE

            IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW
                                    ACCOUNT

To help the  government  fight the  funding of  terrorism  and money  laundering activities, all financial institutions are required by law to obtain, verify and record  information  that  identifies  each  individual  or entity that opens an account.

What this  means  for you:  When you open an  account,  we will ask you for your name,  address,  taxpayer or other  government  identification  number and other information,  such as date of  birth  for  individuals,  that  will  allow us to identify you. We may also ask to see identification documents such as a driver's license, passport or documents showing existence of the entity.

--------------------------------------------------------------------------------

     18.  Reporting.  On or before the last day of each month the Lending  Agent shall provide each Client with a  comprehensive  report  concerning  each of its
Funds'  participation  in the Program during the  immediately  preceding  month, which reports shall include, without limitation, holdings and performance of any collective  investment  vehicle in which the Lending  Agent  invests such Fund's cash  Collateral  pursuant to this Agreement and the Lending Agent shall provide such other  information to each Client concerning the Program as such Client may reasonably  request from time to time subject,  however,  to the Lending Agent's duty of confidentiality to its other clients and policies regarding  proprietary information.

     19.  Force  Majeure  Notwithstanding  anything  in  this  Agreement  to the contrary,  the Lending Agent shall not be  responsible or liable for its failure to perform under this  Agreement or for any losses to the Funds  resulting  from any event  beyond the  reasonable  control of the Lending  Agent,  its agents or
subcustodians,   including   but  not  limited  to   nationalization,   strikes,
expropriation,  devaluation,  seizure,  or  similar  action by any  governmental authority,  de facto or de  jure;  or  enactment,  promulgation,  imposition  or enforcement  by  any  such  governmental  authority  of  currency  restrictions, exchange  controls,  levies or other charges affecting the Funds' assets; or the breakdown,  failure  or  malfunction  of  any  utilities  or  telecommunications systems;  or any order or  regulation  of any  banking  or  securities  industry including changes in market rules and market conditions  affecting the execution or  settlement  of  transactions;  or acts of war,  terrorism,  insurrection  or revolution;  or acts of God; or any other  similar  event.  This  Section  shall survive the termination of this Agreement.

     20.  Governing Law. This Agreement  shall be construed in accordance  with, and  the  rights  of  the  parties  are  to be  governed  by,  the  laws  of the
Commonwealth of

                                       11

Pennsylvania,  exclusive of its conflict of laws principles,  and except insofar as the same are or may be preempted or superseded by applicable Federal law.

     21.  Miscellaneous.  This Agreement  supersedes any other agreement between the parties  covering  loans of securities by the Lending Agent on behalf of any of the Funds.  The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this  Agreement.  No single or partial  waiver of any right  hereunder  shall preclude  any other or further  exercise  thereof,  or the exercise of any other right hereunder.

                                       12

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first set forth above.

                                         MELLON BANK, N.A.

                                         By:      /s/ Kathy H. Rulong
                                         Title:   Executive Vice President

                                         DELAWARE GROUP ADVISER FUNDS, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP EQUITY FUND I, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS II, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS III, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS IV, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS V, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP INCOME FUNDS, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP TAX-FREE FUND, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP GLOBAL & INTERNATIONAL
                                         FUNDS, on behalf of its Funds
                                         identified on Schedule 1

                                       13

                                         DELAWARE GROUP GOVERNMENT FUND, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP LIMITED-TERM GOVERNMENT
                                         FUNDS, on behalf of its Funds
                                         identified on Schedule 1

                                         DELAWARE POOLED TRUST, on behalf of its
                                         Funds identified on Schedule 1

                                         VOYAGEUR MUTUAL FUNDS III, on behalf of
                                         its Funds identified on Schedule 1

                                         DELAWARE VIP TRUST, on behalf of its
                                         Funds identified on Schedule 1

                                         DELAWARE INVESTMENTS DIVIDEND AND
                                         INCOME FUND, INC.

                                         DELAWARE INVESTMENTS GLOBAL DIVIDEND
                                         AND INCOME FUND, INC.

                                         DELAWARE INVESTMENTS ENHANCED GLOBAL
                                         DIVIDEND AND INCOME FUND, INC.

                                         By:      /s/ Richard Salus
                                         Title:   Chief Financial Officer

                                       14

                                    EXHIBIT A

                            Global Securities Lending
                               Approved Borrowers

     The  following  is the list of  Borrowers  in the  Program  referred  to in
Section 1 (entitled  Appointment  of Lending  Agent) of the  Securities  Lending
Authorization  dated July 20, 2007, by and between MELLON BANK, N.A., as Lending
Agent, and the Clients on behalf of their respective Funds.

           Domestic Broker/Dealers                   Other Domestic
1.  Abbey National Securities, Inc         38.  JP Morgan Chase Bank, N.A.
2.  ABN AMRO Incorporated                  39   State Street Bank and Trust Company
3.  Banc Of America Securities LLC *       40.  State Street Corporation
4.  Banca IMI Securities Corp              41.  Wachovia Bank National Association
5.  Barclays Capital, Inc. *                         International Brokers & Banks
6.  Bear Stearns & Company, Inc. *1        42.  ABN  AMRO Bank, NV (2)
7.  Bear Stearns Securities Corp. 1        43.  ABN  AMRO, N.V., New York Branch(2)
8   BNP Paribas Securities Corp*           44.  Barclays Bank, PLC
9.  CIBC World Markets Corporation *       45.  Barclays Capital Securities Ltd.
10  Cantor Fitzgerald & Co.                46.  Bear Stearns International, Ltd
11. Citigroup Global Markets, Inc. *       47.  BNP Paribas S.A.
12. Caylon Securities (USA) Inc.           48.  Cater Allen International Ltd.
13. Credit Suisse Securities (USA) LLC *   49.  IXIS Corporate and Investment Bank
14. Deutsche Bank Securities, Inc.*        50.  Citigroup Global Markets Ltd
15. Dresdner Kleinwort Securities LLC*     51.  Commerzbank AG
16. First Clearing, LLC.                   52.  Credit Suisse Securities (Europe), Ltd.
17. Fortis Securities LLC                  53.  Deutsche Bank, AG
18. Goldman, Sachs & Company *             54.  Dresdner Bank, AG
19. BMO Capital Markets Corp               55.  Dresdner Kleinwort Securities Limited
20. HSBC Securities (USA) Inc. *           56.  Fortis Bank (Nederlands) N.V.
21. ING Financial Markets LLC.             57.  Goldman Sachs International
22. Jefferies and Co., Inc.                58.  J.P. Morgan Securities, Ltd.
23. J.P. Morgan Securities, Inc. *         59.  ING Bank, N.V.
24  Lehman Brothers, Inc. *                60.  Lehman Brothers International
25  Merrill Lynch Government Securities,            (Europe)
       Inc. *                              61.  Macquarie Bank Limited
26  Merrill Lynch, Pierce, Fenner &
       Smith, Inc.                         62.  Merrill Lynch International
27. Morgan Stanley & Co., Inc. *           63.  Morgan Stanley Securities, Ltd
28. MS Securities Services, Inc.           64.  Morgan Stanley & Co.
29. Nomura Securities International,                International, Ltd
       Inc. *                              65.  Nomura International PLC
30. Pershing LLC                           66.  The Royal Bank of Scotland PLC
31. RBC Capital Markets Corp.              67.  Royal Bank of Canada
32. Greenwich Capital Markets, Inc *       68.  Skandinaviska Enskilda Banken AB
33. SG Americas Securities, LLC.           69.  Societe Generale*(3)
34. Swiss American Securities Inc          70.  Societe Generale, New York Branch(3)
35. TD Securities (USA) Inc.               71.  UBS Limited
36. UBS Securities LLC *
37. Wachovia Capital Markets, LLC.         *  Denotes Primary US Government
                                           Securities Dealer
..                                          (1) Treated as single entity for credit
                                           & processing purposes.
                                           (2) Treated as single entity for credit
                                           & processing purposes.
                                           (3) Treated as single entity for credit
                                           & processing purposes.

                                                  11/7/06  (ALLEXA)

                                       15

                                         Agreed to and Approved by Lending Agent

                                         MELLON BANK, N.A.

                                         By: /s/ Kathy H. Rulong
                                         Title: Executive Vice President

                                         Date: 7/20/07

                                         Agreed to and Approved by the Clients:

                                         DELAWARE GROUP ADVISER FUNDS, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP EQUITY FUND I, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS II, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS III, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS IV, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS V, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP INCOME FUNDS, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP TAX-FREE FUND, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP GLOBAL & INTERNATIONAL
                                         FUNDS, on behalf of its Funds
                                         identified on Schedule 1

                                       16

                                         DELAWARE GROUP GOVERNMENT FUND, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP LIMITED-TERM GOVERNMENT
                                         FUNDS, on behalf of its Funds
                                         identified on Schedule 1

                                         DELAWARE POOLED TRUST, on behalf of its
                                         Funds identified on Schedule 1

                                         VOYAGEUR MUTUAL FUNDS III, on behalf of
                                         its Funds identified on Schedule 1

                                         DELAWARE VIP TRUST, on behalf of its
                                         Funds identified on Schedule 1

                                         DELAWARE INVESTMENTS DIVIDEND AND
                                         INCOME FUND, INC.

                                         DELAWARE INVESTMENTS GLOBAL DIVIDEND
                                         AND INCOME FUND, INC.

                                         DELAWARE INVESTMENTS ENHANCED GLOBAL
                                         DIVIDEND AND INCOME FUND, INC.

                                         By:      /s/ Richard Salus
                                         Title:   Chief Financial Officer

                                         Date:  7/20/07

                                       17

                                    EXHIBIT B

                               SECURITIES LENDING
       INVESTMENT POLICY AND GUIDELINES FOR COLLECTIVE INVESTMENT VEHICLES

                        MELLON GSL DBT II COLLATERAL FUND

     The  following  are the  Collateral  Investment  Guidelines  referred to in
Section  6  (entitled   Collateral   Investment)  of  the   Securities   Lending
Authorization  Agreement dated July 20, 2007, by and between MELLON BANK,  N.A., as Lending Agent, and the Clients on behalf of their respective Funds.

Portfolio Management:

Lending Agent will manage (or cause the  management  of) the  investment of cash collateral  received by the Lending  Agent in respect of loans of  securities in accordance with the following guidelines:

     1.   Objectives:

     The Fund shall be for the  investment  and  management  of cash  collateral supporting  securities loans the key objectives of which management of cash collateral are to:

     o    safeguard principal,
     o    assure that all cash collateral is invested in a timely manner,
     o    maintain a diversified portfolio of investments,
     o    maintain  adequate  liquidity to meet the anticipated needs of clients and/or their investment advisors, and
     o    consistent with these  objectives,  to optimize the spread between the collateral  earnings  and the  rebate  rate  paid to the  borrower  of securities.

     The following  standards  have been  designated to complement the preceding objectives:

     Amortized Cost

     Collateral   which  is  invested  in  the  Fund  is  assigned  a  value  of approximately  $1.00 per unit.  Because the Fund is currently operated on a cost,  rather than market value basis,  for purposes of  subscriptions  and redemptions,  if non-cash assets are to be sold prior to their maturity for purposes  of  effecting  a  participants  withdrawal  from the Fund,  it is possible  that a loss may be realized.  In addition,  there is no guarantee that the Fund will  continue  to be  maintained  on a cost,  rather  than a market value basis.  The  amortized or book value of the Fund's  assets and underlying  fair market value of its assets may differ to a certain degree, and  accordingly,  admissions or  withdrawals  from a fund  utilizing  such amortized  or book  value  may be made  when the fair  market  value of the underlying  assets of the Fund is less than, or exceeds,  such amortized or book value.

     2.   Allowable Instruments and Credit Quality

     A.   Instruments issued or fully guaranteed by the U.S. Government, Federal agencies, or sponsored agencies or sponsored corporations.
     B.   Instruments issued by domestic corporations  including corporate notes and  floating  rate notes  rated A3 or better at time of  purchase  by
          Moody's Investor  Service or A- by Standard & Poors.  Commercial paper of  domestic  corporations  must  be  rated  A-1  and  P-1 at  time of purchase.  Floating rate notes must reprice daily, weekly,  monthly or quarterly  and  utilize  a  standard  repricing  index  such as LIBOR,
          Treasury  Bills,  commercial  paper or Federal

                                       18

          funds.  Capped  floating  rate  notes  are  acceptable  as long as the ceiling rate is five hundred basis points above the current  repricing index at time of purchase.
     C.   Obligations of approved  domestic and foreign banks including  bankers acceptances, certificates of deposit, domestic and off-shore bank time deposits,  bonds  (Euro),  floating  rate notes  (Euro) and other debt instruments.  The banks  must be rated at least A3 by Moody's or A- by
          Standard & Poor's at time of purchase.
     D.   U.S.  dollar-denominated  instruments issued by sovereigns,  sovereign supported credits,  and instruments of foreign banks and corporations.
          The  foreign  banks  or  corporations  must be  rated  at  least A- by
          Standard & Poor's or A3 by Moody's.  Commercial paper of foreign banks and  corporations  must be rated  A-1 and P-1.
     E.   Yankee Securities subject to the quality  constraints  outlined in "D"
          above.
     F.   Repurchase  agreements subject to a minimum of 102%  collateralization with daily updated valuation.
     G.   Insurance company funding agreements,  guaranteed investment contracts
          (GICs) and bank  investment  contracts  (BICs) are  acceptable  if the issuer has a long term debt rating or claims paying  ability rating at least A1 at time of  purchase  by  Moody's  Investor  Service or A+ by
          Standard & Poor's.  In addition,  GIC/BIC  investments must contain an unconditional  put feature that can be exercised within 90 days at par value.
     H.   Asset-backed  securities  having  a  minimum  rating,  at the  time of purchase,  of AA- by  Standard  & Poor's  or AA3 by  Moody's  Investor
          Service.
     I.   Money market  mutual  funds  including  money market  mutual funds and other commingled funds of an affiliate of the Lending Agent.
     J.   All credit  ratings set forth  herein shall be  applicable  at time of purchase.  If  a  security  is  rated  by  more  than  one  nationally recognized statistical  organization,  the higher rating shall prevail for purposes of these guidelines.
     K.   All obligations  shall be payable as to principal and interest in U.S.
          currency.

     Note:

     The following securities are not acceptable investments for the Fund:

     o    Unsecured  obligations of  institutions  whose primary  business is to function as a broker/dealer.
     o    Interest only and principal only (IO, PO) stripped mortgages.
     o    Complex derivative structures  including,  but not limited to: inverse floating rate notes, defined range floating rate notes, trigger notes, and callable step-up notes.
     o    No individual  investment which can acquire a negative coupon or whose return of principal is linked to any set  methodology  may be made for any reason.  However, zero coupon securities such as commercial paper, short term discount  notes,  original issue discount (OID) notes,  and
          Treasury bills which are purchased at prevailing market yields will be deemed to be acceptable for purchase.
     o    The  Lending  Agent  may not be a direct  party in swap,  futures  and option transactions.

     3. Maturity

     o    The dollar-weighted  maturity will be maintained with the objective of preserving  principal.  The maximum  weighted  average maturity of the
          Fund is 90 days.  Put features  and  floating  and variable  rate note reset dates will be used as the proxy for maturity date in calculating the weighted average maturity of the Fund.
     o    No instrument will have a maturity date or expected  weighted  average life in excess of thirteen months from time of purchase, except:

               o    floating  and  variable  rate  securities  which  may have a three-year final maturity, and
               o    floating  rate  asset-backed  securities  which  may have an expected  weighted average life no greater than three years.
                    Amortizing floating rate asset-backed securities may have an expected  weighted  average life no greater than three years and an expected  final payment date not exceeding five years from date of purchase.

                                       19

     o    All normal  settlement period practices are not considered in applying the maturity  constraints or calculating the weighted average maturity of the Fund.

     4. Diversification

     o    The Fund's minimum  overnight (next Business Day) liquidity level will be targeted at not less than 20%.
     o    At the time of purchase,  the combined holdings of securities from one issuer should not  constitute  more than five percent of the Fund with
          the   exception  of   repurchase   agreements,   money  market  funds,
          instruments issued or fully guaranteed by the U.S. government, federal agencies, or sponsored agencies or sponsored corporations.

                                         Agreed to and Approved by Lending Agent

                                         MELLON BANK, N.A.

                                         By: /s/ Kathy H. Rulong
                                         Title: Executive Vice President

                                         Date: 7/20/07

                                         Agreed to and Approved by the Clients:

                                         DELAWARE GROUP ADVISER FUNDS, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP EQUITY FUND I, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS II, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS III,
                                         on behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS IV, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS V, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP INCOME FUNDS, on behalf
                                         of its Funds identified on Schedule 1

                                       20

                                         DELAWARE GROUP TAX-FREE FUND, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP GLOBAL & INTERNATIONAL
                                         FUNDS, on behalf of its Funds
                                         identified on Schedule 1

                                         DELAWARE GROUP GOVERNMENT FUND, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP LIMITED-TERM GOVERNMENT
                                         FUNDS, on behalf of its Funds
                                         identified on Schedule 1

                                         DELAWARE POOLED TRUST, on behalf of its
                                         Funds identified on Schedule 1

                                         VOYAGEUR MUTUAL FUNDS III, on behalf of
                                         its Funds identified on Schedule 1

                                         DELAWARE VIP TRUST, on behalf of its
                                         Funds identified on Schedule 1

                                         DELAWARE INVESTMENTS DIVIDEND AND
                                         INCOME FUND, INC.

                                         DELAWARE INVESTMENTS GLOBAL DIVIDEND
                                         AND INCOME FUND, INC.

                                         DELAWARE INVESTMENTS ENHANCED GLOBAL
                                         DIVIDEND AND INCOME FUND, INC.

                                         By:      /s/ Richard Salus
                                         Title:   Chief Financial Officer

                                         Date:  7/20/07

                                       21

                                    EXHIBIT C

                          Securities Lending Fee Split

     The  following  is the  fee  split  referred  to in  Section  12  (entitled
Compensation to the Lending Agent) of the Securities Lending Authorization dated
July 20, 2007,  by and between  MELLON BANK,  N.A.,  as Lending  Agent,  and the
Clients on behalf of their respective  Funds. The Lending Agent shall retain 20%
of the net  securities  lending  revenues  generated  under  this  Agreement  as compensation for its securities lending services and the Funds shall be entitled to the remainder of such net securities  lending revenues.  For purposes hereof,
"net securities  lending  revenues" shall mean (i) all loan premium fees derived from the Lending Agent's acceptance of non-cash Collateral;  plus (ii) all gains and losses,  income and earnings from the  investment  and  reinvestment  of the
Funds cash Collateral minus rebate and similar fees paid by the Lending Agent to the Borrower.

Mellon Bank,  N.A., as the Lending Agent,  has agreed to be responsible  for the custody  transaction fees related to the securities  lending activity under this
Agreement.  The Lending  Agent will pay these fees out of its portion of the fee split.  Except as  provided  above,  the  Lending  Agent  shall not  charge  any administrative or other fees in connection with its administration of collateral received  by the Lending  Agent in respect of the loan of the Funds  Securities.

                                         Agreed to and Approved by Lending Agent

                                         MELLON BANK, N.A.

                                         By: /s/ Kathy H. Rulong
                                         Title: Executive Vice President

                                         Date: 7/20/07

                                         Agreed to and Approved by the Clients:

                                         DELAWARE GROUP ADVISER FUNDS, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP EQUITY FUND I, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS II, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                       22

                                         DELAWARE GROUP EQUITY FUNDS III, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS IV, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS V, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP INCOME FUNDS, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP TAX-FREE FUND, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP GLOBAL & INTERNATIONAL
                                         FUNDS, on behalf of its Funds
                                         identified on Schedule 1

                                         DELAWARE GROUP GOVERNMENT FUND,
                                         on behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP LIMITED-TERM GOVERNMENT
                                         FUNDS, on behalf of its Funds
                                         identified on Schedule 1

                                         DELAWARE POOLED TRUST, on behalf of its
                                         Funds identified on Schedule 1

                                         VOYAGEUR MUTUAL FUNDS III, on behalf of
                                         its Funds identified on Schedule 1

                                         DELAWARE VIP TRUST, on behalf of its
                                         Funds identified on Schedule 1

                                         DELAWARE INVESTMENTS DIVIDEND AND
                                         INCOME FUND, INC.

                                         DELAWARE INVESTMENTS GLOBAL DIVIDEND
                                         AND INCOME FUND, INC.

                                       23

                                         DELAWARE INVESTMENTS ENHANCED GLOBAL
                                         DIVIDEND AND INCOME FUND, INC.

                                         By:      /s/ Richard Salus
                                         Title:   Chief Financial Officer

                                         Date:  7/20/07

                                       24

                                    EXHIBIT D

        Collective Investment Vehicles For Investment of Cash Collateral
                          MELLON GSL REINVESTMENT TRUST
                        Mellon GSL DBT II Collateral Fund

     The following is additional  information  about the  collective  investment vehicles for the investment of cash collateral referenced in Section 6 (entitled
Collateral  Investment) of the Securities Lending Authorization  Agreement dated as of July 20, 2007 by and between MELLON BANK,  N.A., as Lending Agent, and the
Clients on behalf of their  respective  Funds.  Pursuant to the  Agreement,  the
Lending  Agent  is  authorized  to  invest  Cash  Collateral  of the  Fund  in a collective investment vehicle that satisfies the requirements of such Section 6.
None of these  collective  investment  vehicles are guaranteed or insured by the
Lending Agent or its affiliates or by the Federal Deposit Insurance  Corporation or any government agency.

     Set forth below is information  about the MELLON GSL DBT II COLLATERAL FUND
Series of the MELLON GSL REINVESTMENT TRUST, a collective  investment vehicle to be utilized by the Lending Agent pursuant to the Agreement for the investment of
Cash Collateral.

     Delaware  Statutory Trust. A Delaware  statutory trust, known as the Mellon
GSL  Reinvestment  Trust (the "Trust"),  has been established for the purpose of investment  and  reinvestment  of Cash  Collateral  on behalf of  clients in the
securities   lending   programs  of  the  Lending  Agent  and  its   affiliates,
particularly clients who are not eligible to participate in collective trusts or common trust funds maintained by the Lending Agent or its affiliates. A complete copy of the  Declaration  of Trust  establishing  the  Trust is  available  upon request.

     Portfolios.  Under the Declaration of Trust,  the Trustee may establish one or more portfolio series (each, a "Portfolio" or "Series") and has established a
Series  entitled  "Mellon GSL DBT II  Collateral  Fund".  Each  Portfolio  is an
identified pool of assets and corresponding liabilities. The debts, liabilities, obligations  and expenses  incurred  with respect to a particular  Portfolio are enforceable only against the assets of that Portfolio and not against the assets of the Trust generally of the assets of any other Portfolio.

     Service  Providers.  The Lending Agent serves as custodian of the Trust and as the  Investment  Manager  of each  Portfolio  of the Trust  (the  "Investment
Manager") and directs the investment and  reinvestment  of assets of each Series of the Trust. Mellon Bank (DE)

                                       25

National  Association,  an affiliate of the Lending Agent, serves as the trustee of the Trust (the "Trustee").  None of these parties will receive any additional compensation from the Trust for their services to the Trust.

     Fees and Expenses. The Trust bears its own costs and expenses in connection with its establishment  and operation,  the expenses incurred in connection with its  investments  and certain other expenses as set forth in the  Declaration of
Trust, such as audit fees.

     Units.  When the Lending  Agent invests Cash  Collateral in the Trust,  the
Fund on whose  behalf the Client is acting  will  become a  beneficial  owner of units of the Trust representing  interests in a particular  Portfolio ("Units").
Each Unit  represents  an  undivided  proportionate  interest  in all assets and liabilities of a Portfolio,  each without priority or preference over the other.
Initially,  each Unit is valued at $1.00 and the Trust will,  as a general rule, use  amortized  cost  methods of  valuing  the  assets of each  Portfolio.  Each
Portfolio  is managed to maintain a constant  value of $1.00 per Unit,  although the  Declaration  of Trust  provides  that the Trustee may change this  constant valuation in certain  unusual  circumstances.  Each  Business Day the net income accrued by the Trust for a  Portfolio  will be  calculated  and the  accrued net income of the  Portfolio  will be  allocated  for the benefit of the  beneficial owners of Units of the Portfolio.

     Non-Transferability  of Units;  Redemption of Units. Units are transferable only with consent of the Trustee;  however, the Trust is obligated to redeem all or any part of each beneficial  owner's Units at a redemption price equal to the net  asset  value  per  Unit,  as  determined  by the  Trustee.  Payment  of the redemption  price  will  be made in  cash  on the  redemption  date in  ordinary circumstances,  provided  redemption  has been  requested in a timely  manner as determined by the Trustee.

     Tax Status.  Each  Portfolio  will be treated as a partnership  for federal income tax  purposes.  Each  Portfolio  will also be exempt from taxation in the
State of Delaware.

     Client  Authorization.  By execution  of this  Exhibit D below,  the Client hereby  represents to the Lending Agent and  authorizes  the Lending  Agent,  on behalf of the Fund or Funds identified in the Agreement,  to execute and deliver one or more documents  representing as follows: (i) the securities issued by any collective  investment  vehicle for the  benefit of the Fund are being  acquired only for investment and not with a view to distribution, (ii) the Fund qualifies as an accredited  investor  within the meaning of Rule 501 of Regulation D under the  Securities  Act of 1933,  as  amended,  and (iii) the Fund  qualifies  as a qualified  purchaser  under the Investment  Company Act of 1940, as amended.  By execution of this Exhibit D below,  the Client also agrees to notify the Lending
Agent promptly if at any time any of the representations set forth herein are no longer true and correct.

                                       26

     TAX  INFORMATION.  UNDER PENALTIES OF PERJURY,  THE FUND* (AS PAYEE) HEREBY
CERTIFIES TO THE TRUST (AS PAYER) THAT (1) THE NUMBER SHOWN BELOW IS ITS CORRECT
TAXPAYER  IDENTIFICATION  NUMBER  AND (2)** THE FUND* IS NOT  SUBJECT  TO BACKUP
WITHHOLDING  BECAUSE (A) IT IS EXEMPT FROM BACKUP  WITHHOLDING OR (B) IT HAS NOT
BEEN NOTIFIED BY THE IRS THAT IT IS SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF
FAILURE TO REPORT ALL  INTEREST OR  DIVIDENDS,  OR (C) THE IRS HAS  NOTIFIED THE
FUND* THAT IT IS NO LONGER SUBJECT TO BACKUP WITHHOLDING.

     * Please note this information  relates to the Fund the assets of which are being invested, not to the Client signing this document.

     ** PLEASE  CROSS OUT ITEM (2) ABOVE IN ITS  ENTIRETY  IF THE FUND* HAS BEEN
NOTIFIED  BY THE IRS THAT THE FUND IS SUBJECT TO BACKUP  WITHHOLDING  BECAUSE OF
UNDERREPORTING INTEREST OR DIVIDENDS.

                                       27

     ACCOUNTS  THAT HAVE MISSING OR INCORRECT  TAXPAYER  IDENTIFICATION  NUMBERS
WILL BE  SUBJECT TO BACKUP  WITHHOLDING  AT A 31% RATE,  OR THE THEN  APPLICABLE
RATE,  ON  DISTRIBUTIONS  AND  OTHER  PAYMENTS,  BACKUP  WITHHOLDING  IS  NOT AN
ADDITIONAL TAX: THE TAX LIABILITY OF PERSONS SUBJECT TO BACKUP  WITHHOLDING WILL
BE REDUCED BY THE AMOUNT OF TAX WITHHELD.

     The Internal Revenue Service does not require your consent to any provision of this  document  other  than  the  certifications  required  to  avoid  backup withholding.

                                         Agreed to and Approved by Lending Agent

                                         MELLON BANK, N.A.

                                         By: /s/ Kathy H. Rulong
                                         Title: Executive Vice President

                                         Date: 7/20/07

                                         Agreed to and Approved by the Clients:

                                         DELAWARE GROUP ADVISER FUNDS, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP EQUITY FUND I, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS II, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS III, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS IV, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP EQUITY FUNDS V, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP INCOME FUNDS, on behalf
                                         of its Funds identified on Schedule 1

                                       28

                                         DELAWARE GROUP TAX-FREE FUND, on behalf
                                         of its Funds identified on Schedule 1

                                         DELAWARE GROUP GLOBAL & INTERNATIONAL
                                         FUNDS, on behalf of its Funds
                                         identified on Schedule 1

                                         DELAWARE GROUP GOVERNMENT FUND, on
                                         behalf of its Funds identified on
                                         Schedule 1

                                         DELAWARE GROUP LIMITED-TERM GOVERNMENT
                                         FUNDS, on behalf of its Funds
                                         identified on Schedule 1

                                         DELAWARE POOLED TRUST, on behalf of its
                                         Funds identified on Schedule 1

                                         VOYAGEUR MUTUAL FUNDS III, on behalf of
                                         its Funds identified on Schedule 1

                                         DELAWARE VIP TRUST, on behalf of its
                                         Funds identified on Schedule 1

                                         DELAWARE INVESTMENTS DIVIDEND AND
                                         INCOME FUND, INC.

                                         DELAWARE INVESTMENTS GLOBAL DIVIDEND
                                         AND INCOME FUND, INC.

                                         DELAWARE INVESTMENTS ENHANCED GLOBAL
                                         DIVIDEND AND INCOME FUND, INC.

                                         By:      /s/ Richard Salus
                                         Title:   Chief Financial Officer

                                         Date:  7/20/07

                                       29